Exhibit 99.1

NextNav Inc. Reports Fourth Quarter and Full Year 2025 Results and Operational Highlights

NextNav confident FCC moving toward near-term NPRM

RESTON, Va., March 17, 2026 -- NextNav Inc. (NASDAQ: NN) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today reported its financial results and operational updates for the quarter ended and full year December 31, 2025.

“We are confident the Federal Communications Commission (FCC) is moving toward a Notice of Proposed Rulemaking (NPRM) in the near term, supported by a robust and well‑developed record with a path to a Report and Order,” said Mariam Sorond, CEO of NextNav. “FCC Chairman Brendan Carr’s recent submission of a PNT rulemaking to the Office of Management and Budget represents an important milestone achieved in rapid time, reflecting extraordinary momentum under this Administration. We applaud Chairman Carr for moving forward to fulfill an Administration priority delivering a resilient terrestrial complement and backup to GPS.”

Operational Highlights

•         On February 27, 2026, NextNav announced the expansion of its Board with the appointment of seasoned technology and national security leader, Lisa Hook, as Lead Independent Director. Details can be found here.

•         On January 27, 2026, CTIA announced that Mariam Sorond has joined its Board of Directors. Details can be found here.

•         On December 16, 2025, NextNav announced an expanded partnership with Japan’s MetCom, reflecting global demand for resilient, terrestrial PNT solutions. Details can be found here.

•         On December 11, 2025, NextNav announced it would commence localized operation of the world’s first 5G-powered PNT Network for temporary testing purposes, marking a major step toward commercialization. Details can be found here.

Financial Highlights

•         Balance Sheet: As of December 31, 2025, the Company had $152.1 million in cash and cash equivalents and short-term investments. Net long-term debt of $273.6 million includes derivative liability of $115.8 million, and is net of unamortized discount of $32.2 million, with a face value of $190 million.

Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 pm ET on Tuesday, March 17, 2026.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call: https://events.q4inc.com/attendee/726470683. After registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast.

To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.nextnav.com/.

To receive replay details, please register through the link above. After registering for replay details, each participant will be provided with call details and access codes to listen to the call playback.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next-generation 3D Positioning, Navigation, and Timing (PNT) solutions. As the nation’s largest license holder in a spectrum band expressly designated for terrestrial positioning services, NextNav is uniquely positioned to enable a widescale terrestrial complement and backup to GPS. Leveraging licensed low-band spectrum and the global 5G ecosystem, NextNav is focused on delivering an accurate, reliable, and resilient 3D PNT solution to protect national security, public safety, and the economy. Learn more at www.nextnav.com.

For more information, please visit https://nextnav.com/ or follow NextNav on X at https://x.com/NextNav or LinkedIn at https://www.linkedin.com/company/nextnav/.

Source: NextNav

Contact:
Sloane & Company
nextnav@sloanepr.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe”, or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of NextNav's management and are not predictions of actual performance.

These forward-looking statements are also subject to a number of risks and uncertainties, including, but not limited to, the following factors: the failure to realize the anticipated benefits and commercial acceptance of NextNav's technology in various industries (e.g., public safety and mobility); the possibility of difficulties or delays in the development, deployment, or integration of NextNav's assets, network, software or other technology, including its next generation terrestrial 3D PNT technology; adverse future regulatory developments, including potential action or inaction by the Federal Communications Commission (FCC) or other governmental agencies with respect to NextNav’s pending petition for rulemaking with the FCC, or otherwise affecting spectrum allocation, location-based services, the use of licensed spectrum or requirements for E911 compliance; and NextNav's ability to execute its business plan, including partnering with mobile network operators to execute its long-term business strategy, to manage growth, and to achieve or sustain profitability.  Despite the Company’s belief that its petition for rulemaking before the FCC will be favorably resolved in a timely manner, the process with respect to an NPRM and subsequent Report and Order is complex and dependent on coordination across multiple federal government stakeholders, satisfaction of any conditions that might be placed on NextNav, and other factors.  Consequently, there can be no assurance that the outcome of this process will be timely or successful.

These are only some of the factors that may affect the forward-looking statements contained herein. For additional factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see the company's filings with the Securities and Exchange Commission including, but not limited to, "Risk Factors" in the company's most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.  If any of these risks materialize or NextNav's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. You are cautioned not to place undue reliance upon any such statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, except where required by law.

NextNav Inc.

Consolidated Balance Sheets

	December 31,
	2025	2024
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$44,757	$39,330
Short term investments	107,381	40,785
Accounts receivable	2,346	3,301
Other current assets	2,927	2,629
Total current assets	$157,411	$86,045
Property and equipment, net of accumulated depreciation of $16,458 and $13,716 at December 31, 2025 and 2024, respectively	11,763	17,974
Operating lease right-of-use assets	14,856	17,368
Goodwill	19,161	16,966
Intangible assets, net	42,167	9,589
Other assets	1,661	13,798
Total assets	$247,019	$161,740
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$661	$858
Accrued expenses and other current liabilities	8,560	8,536
Operating lease current liabilities	2,673	2,462
Deferred revenue	491	288
Total current liabilities	$12,385	$12,144
Warrants	33,167	28,707
Operating lease noncurrent liabilities	12,337	14,352
Long-term debt, net	273,589	54,621
Other long-term liabilities	1,776	1,795
Total liabilities	$333,254	$111,619
Stockholders’ equity:
Common Stock, authorized 500,000,000 shares; 135,504,497 and 131,268,940 shares issued and 135,372,269 and 131,136,712 shares outstanding at December 31, 2025 and 2024, respectively	$15	$14
Additional paid-in capital	961,991	912,241
Accumulated other comprehensive income	3,811	665
Accumulated deficit	(1,051,359)	(862,106)
Common stock in treasury, at cost, 132,228 shares at both December 31, 2025 and December 31, 2024.	(693)	(693)
Total stockholders’ equity (deficit)	$(86,235)	$50,121
Total liabilities and stockholders’ equity	$247,019	$161,740

NextNav INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended December 31,
	2025	2024
	(in thousands, except per share amounts)
Revenue	$4,573	$5,669
Operating expenses:
Cost of goods sold (exclusive of depreciation and amortization)	8,540	10,777
Research and development	18,952	16,242
Selling, general and administrative	39,563	33,510
Depreciation and amortization	7,750	5,238
Total operating expenses	$74,805	$65,767
Operating loss	(70,232)	(60,098)
Other income (expense):
Interest expense, net	(12,443)	(9,401)
Debt extinguishment loss	(14,434)	—
Change in fair value of warrants	(5,701)	(33,177)
Change in fair value of derivative liability	(77,184)	—
Other income (loss), net	(9,061)	970
Loss before income taxes	$(189,055)	$(101,706)
Provision for income taxes	(198)	(173)
Net loss	$(189,253)	$(101,879)
Foreign currency translation adjustment	3,146	(1,533)
Comprehensive loss	$(186,107)	$(103,412)
Net loss	$(189,253)	$(101,879)
Net loss attributable to common stockholders	$(189,253)	$(101,879)
Weighted average of shares outstanding – basic and diluted	132,866	121,500
Net loss attributable to common stockholders per share – basic and diluted	$(1.42)	$(0.84)

NextNav INC.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2025	2024
	(in thousands)
Operating activities
Net loss	$(189,253)	$(101,879)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,750	5,238
Equity-based compensation	16,637	13,856
Change in fair value of warrants	5,701	33,177
Debt extinguishment loss	13,734	—
Issuance of common warrants	9,006	—
Change in fair value of derivative liability	77,184	—
Change in fair value of asset purchase agreement liability	—	(966)
Realized and unrealized gain on short term investments	(3,066)	(888)
Equity method investment (gain)loss	(58)	175
Asset retirement obligation accretion	104	76
Amortization of debt discount	9,566	6,174
Changes in operating assets and liabilities:
Accounts receivable	955	(969)
Other current assets	(231)	388
Other assets	167	110
Accounts payable	(197)	467
Deferred revenue	203	(9)
Accrued expenses and other liabilities	362	5,990
Operating lease right-of-use assets and liabilities	691	1,052
Net cash used in operating activities	$(50,745)	$(38,008)

Investing activities
Purchases of network assets, property, and equipment	(50)	(350)
Purchase of equity method investment	(550)	—
Purchase of internal use software	(424)	(442)
Purchase of marketable securities	(281,530)	(82,443)
Sale and maturity of marketable securities	218,000	46,500
Payment for asset purchase agreement liability	—	(2,732)
Net cash used in investing activities	$(64,554)	$(39,467)

Financing activities
Proceeds from 2028 senior convertible notes	190,000	—
Repayment of 2026 senior secured notes	(70,700)	—
Payments towards debt issuance cost	(1,517)	—
Payments towards debt	(116)	(111)
Proceeds from exercise of common stock options	1,957	3,787
Proceeds from exercise of common warrants	858	31,387
Redemption of non-controlling interests	—	40
Net cash provided by financing activities	$120,482	$35,103
Effect of exchange rates on cash and cash equivalents	244	(176)
Net increase (decrease) in cash and cash equivalents	5,427	(42,548)
Cash and cash equivalents at beginning of period	39,330	81,878
Cash and cash equivalents at end of period	$44,757	$39,330

Supplemental disclosures
Issuance of shares for asset purchase agreement	$20,394	$—
Issuance of warrants	$9,006	$—
Interest paid in cash	$8,694	$3,502
Reclassification of warrant liability to common stock warrants	$1,241	$11,523
Income taxes paid, net	$186	$195
Interest paid in shares	$—	$3,842